================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               CSG SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

            [LOGO OF CSG SYSTEMS INTERNATIONAL, INC. APPEARS HERE]

                        CSG SYSTEMS INTERNATIONAL, INC.
                          5251 DTC PARKWAY, SUITE 625
                           ENGLEWOOD, COLORADO 80111

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997

  The Annual Meeting of Stockholders of CSG Systems International, Inc. (the "Company" or "CSG") will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado on Thursday, May 29, 1997, at 8:30 a.m., Mountain Time, to consider and act upon the following matters:

    1. To approve amendments to the Company's Restated Certificate of Incorporation and Revised By-Laws to divide the Board of Directors into three classes.

    2. To approve amendments to the Company's Restated Certificate of Incorporation and Revised By-Laws to provide that directors may be removed only for cause and only by a 75% vote of stockholders.

    3. To approve amendments to the Company's Restated Certificate of Incorporation and Revised By-Laws to provide that any vacancy on the Board of Directors may be filled only by a vote of the remaining directors then in office.

    4. To approve amendments to the Company's Restated Certificate of Incorporation and Revised By-Laws to provide that the size of the Board of Directors shall be determined by a majority vote of the total number of authorized directors most recently fixed by the Board of Directors.

    5. To approve amendments to the Company's Restated Certificate of Incorporation and Revised By-Laws to provide that advance notice of stockholder nominations of persons for election to the Board of Directors must be given to the Company, together with certain required information.

    6. To approve amendments to the Company's Restated Certificate of Incorporation and Revised By-Laws to require a 75% vote of stockholders to alter, amend, or repeal any of the provisions referred to in Items 1 through 5 above which are approved by the stockholders or to adopt inconsistent provisions.

    7. To elect seven directors.

    8. To approve the adoption of the Company's Stock Option Plan for Non-Employee Directors.

    9. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

  The Board of Directors fixed the close of business on March 31, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          John P. Pogge
                                          Secretary

April 24, 1997

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                        CSG SYSTEMS INTERNATIONAL, INC.
                          5251 DTC PARKWAY, SUITE 625
                           ENGLEWOOD, COLORADO 80111

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 29, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CSG Systems International, Inc. (the "Company" or "CSG") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado, on Thursday, May 29, 1997, at 8:30 a.m., Mountain Time, and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

  The Board of Directors has fixed March 31, 1997 as the record date for determining stockholders who are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 1997, there were outstanding and entitled to vote 25,492,332 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"). Each share is entitled to one vote.

  All costs of this solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers, regular employees, without additional remuneration, and their appointed agents may solicit proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy material.

  The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders with this Proxy Statement and the accompanying proxy on or about April 24, 1997.

VOTES REQUIRED

  The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock outstanding is required for the approval of the amendments to the Company's Restated Certificate of Incorporation and By-Laws. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the approval of each of the other matters to be voted upon at the Annual Meeting. A majority of the shares of Common Stock outstanding is required to be present or represented by proxy at the Annual Meeting in order to have the quorum necessary to take action at the Annual Meeting.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions as Common Stock that is present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to stockholders for a vote. If a broker indicates on a proxy that such broker does not have discretionary authority as to certain Common Stock to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The first table sets forth each person known by the Company to own beneficially more than 5% of the outstanding Common Stock. The second table sets forth to the Company's knowledge the beneficial ownership by each director, nominee and certain executive officers, individually, and all directors and executive officers as a group, of Common Stock as of March 14, 1997.

PRINCIPAL STOCKHOLDERS

                                                                     PERCENTAGE
                                                         SHARES OF       OF
                                                        COMMON STOCK   COMMON
                                                        BENEFICIALLY    STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED(1)   OUTSTANDING
------------------------------------                    ------------ -----------
Morgan Stanley Capital Partners III, L.P.(2)(3)........  6,746,214      26.5%
1221 Avenue of the Americas
New York, New York 10020

Morgan Stanley Venture Capital Fund II, L.P.(2)(4).....  3,630,254      14.2%
1221 Avenue of the Americas
New York, New York 10020

Trident Capital Partners Fund-I, L.P.(5)...............  4,554,026      17.9%
2480 Sand Hill Road
Menlo Park, California 94025

Neal C. Hansen(6)......................................  1,689,332       6.6%
5251 DTC Parkway
Englewood, Colorado 80111

--------
(1) All information in this Proxy Statement has been adjusted to reflect the automatic conversion of all Convertible Preferred Stock into Common Stock on a 2-for-1 basis at the close of the Company's initial public offering in March 1996.

(2) Morgan Stanley Group, Inc. is the sole stockholder of the general partner and the managing general partner, respectively, of the general partners of the "Morgan Stanley Capital Funds" as defined in footnote (3) below and the "Morgan Stanley Venture Funds" as defined in footnote (4) below and may be deemed the beneficial owner of the shares of the Company owned by these funds. Morgan Stanley Group, Inc. disclaims beneficial ownership with respect to these shares.

(3) Includes 752,912 and 241,444 shares owned by MSCP 892 Investors, L.P. and Morgan Stanley Capital Investors, L.P., respectively, each of which is affiliated with, and has the same general partner as, Morgan Stanley Capital Partners III, L.P. The three partnerships are referred to collectively as the "Morgan Stanley Capital Funds."

(4) Includes 599,488 and 624,512 shares owned by Morgan Stanley Venture Capital Fund II, C.V. and Morgan Stanley Venture Investors, L.P., respectively, each of which is affiliated with, and has the same general partner as, Morgan Stanley Venture Capital Fund II, L.P. The three partnerships are referred to collectively as the "Morgan Stanley Venture Funds."

(5) Includes 374,710 and 2,285,116 shares owned by Trident Capital Partners Fund-I, C.V. and Trident Capital Partners CSG Acquisition Fund, L.P., respectively, each of which is affiliated with, and has the same general partner as, Trident Capital Partners Fund-I, L.P. The three partnerships are referred to collectively as the "Trident Capital Funds."

(6) Includes 2,450 shares pursuant to currently exercisable options and 20,000 shares subject to option which are exercisable within 60 days after March 14, 1997. Also included are 700,000 shares owned by Hansen Partnership, Ltd. of which Mr. Hansen is General Partner, as well as 60,504 shares owned by Mr. Hansen's spouse, as to which shares Mr. Hansen disclaims beneficial ownership.

DIRECTORS AND EXECUTIVE OFFICERS

                                                  SHARES OF
                                                 COMMON STOCK      PERCENTAGE OF
                                                 BENEFICIALLY      COMMON STOCK
NAME OF BENEFICIAL OWNER                         OWNED(1)(2)        OUTSTANDING
------------------------                         ------------      -------------
David I. Brenner................................    110,900(3)          0.4%
James B. Norrod(4)..............................        --              --
Larry G. Fendley................................     33,333             0.1%
George F. Haddix................................  1,167,120(5)(6)       4.6%
Neal C. Hansen..................................  1,689,332(7)          6.6%
Royce J. Holland................................        --              --
John P. Pogge...................................    156,400(6)          0.6%
Bernard W. Reznicek.............................        500             0.0%
Rockwell A. Schnabel(8).........................        --              --
Frank V. Sica(9)................................        --              --
All directors and executive officers as a group
 (10 persons)...................................  3,157,585            12.4%

--------
(1) Includes 6,400, 2,450, 2,450, 6,400 and 17,700 shares pursuant to currently exercisable options which are held by Messrs. Brenner, Haddix, Hansen and Pogge and all directors and executive officers as a group, respectively.

(2) Includes 33,333, 20,000, 20,000 and 73,333 shares subject to option which are held by Messrs. Fendley, Haddix and Hansen and all directors and executive officers as a group, respectively, and are exercisable within 60 days after March 14, 1997.

(3) Includes 500 shares owned by Mr. Brenner's spouse, as to which shares Mr. Brenner disclaims beneficial ownership.

(4) Mr. Norrod is a nominee for the board of directors; see "Election of Directors."

(5) Includes 21,400 shares owned by Mr. Haddix and his spouse as joint tenants.

(6) Includes 107,000 and 110,000 shares that were purchased by Messrs. Haddix and Pogge, respectively, pursuant to stock purchase agreements with the Company. These shares are subject to a stock repurchase option by the Company, effective upon termination of employment. The Company releases its repurchase option in equal increments over a five year period.

(7) Includes 700,000 shares owned by Hansen Partnership, Ltd. of which Mr. Hansen is General Partner. Also includes 60,504 shares owned by Mr. Hansen's spouse, as to which shares Mr. Hansen disclaims beneficial ownership.

(8) Mr. Schnabel is the Co-Chairman of Trident Capital, Inc., the general partner of Trident Capital, L.P. which is the general partner of the Trident Capital Funds, and thus he may be deemed to be the beneficial owner of all shares owned by the Trident Capital Funds. See above table under "Principal Stockholders." Except to the extent of his pecuniary interest therein, Mr. Schnabel disclaims beneficial ownership with respect to these shares.

(9) Mr. Sica is a vice chairman and a director of Morgan Stanley Capital Partners III, Inc., the general partner of MSCP III, L.P. which is the general partner of the Morgan Stanley Capital Funds and a director and vice president of Morgan Stanley Venture Capital II, Inc., the managing general partner of Morgan Stanley Venture Partners II, L.P. which is the general partner of the Morgan Stanley Venture Funds, and thus he may be deemed to have beneficial ownership of all of the shares owned by Morgan Stanley Capital Funds and the Morgan Stanley Venture Funds. See above table under "Principal Stockholders." Except to the extent of his pecuniary interest therein, Mr. Sica disclaims beneficial ownership with respect to these shares.

                             ELECTION OF DIRECTORS

  The Company is asking the shareholders to approve a proposal providing for a classified board of directors. All directors are currently elected annually. If the proposal for a classified board is approved, then the board will consist of two Class I directors, two Class II directors and three Class III directors, who will serve until the Annual Meetings of Stockholders to be held in 1998, 1999 and 2000, respectively, and until their respective successors are elected and qualified. Upon approval of the classified board proposal, in future years directors would be elected for a full term of three years to succeed those directors whose terms expire at the particular annual meeting.

  The persons named in the proxy will vote, unless the proxy is marked otherwise, to elect as Class I, II and III directors Messrs. Holland, Reznicek, Norrod, Schnabel, Sica, Haddix and Hansen. The proxy may not be voted for more than seven directors. If a nominee is unable to serve, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any nominee will be unable to serve. If the proposal concerning classification of the Board is not approved by the shareholders, then each of the nominees will serve for a one-year term.

  The following information relates to the nominees listed above:

                                   NOMINEES

CLASS I DIRECTORS WITH TERMS EXPIRING IN 1998:

JAMES D. NORROD                                                     NEW NOMINEE

  Mr. Norrod, 49, is a nominee for election to the Board of Directors. Mr. Norrod is currently a General Partner of Morgan Stanley Venture Partners III, L.P. and its related investment partnerships. From 1993 to 1997, Mr. Norrod was President and CEO of Telebit Corporation, as well as President and CEO of Octocom Systems, Inc. from 1992 to 1993. Octocom was acquired by Telebit in 1993, and Telebit was acquired by Cisco Systems, Inc. in 1996. From 1990 to 1992, Mr. Norrod was President and CEO of Emerald Systems.

ROCKWELL A. SCHNABEL                                        DIRECTOR SINCE 1994

  Mr. Schnabel, 60, has served as a director of the Company since its inception. Mr. Schnabel has been the Co-Chairman of Trident Capital, Inc. since 1993. He served as the Acting Secretary of Commerce and the Deputy Secretary of Commerce during the Bush Administration and was the U.S. Ambassador to Finland from 1985 to 1989. From 1965 to 1983, Mr. Schnabel served in various positions, including president of Bateman, Eichler, Hill, Richards Group (Everen Securities), a member of the New York Stock Exchange. He presently serves on the Board of Directors of Cyprus Amax Minerals Co., International Game Technology, Inc., Anasazi Inc., Pegasus Systems, Inc., Amax Gold, Inc., and is the immediate past president of the Los Angeles Fire and Police Pension Fund.

CLASS II DIRECTORS WITH TERMS EXPIRING IN 1999:

ROYCE J. HOLLAND                                            DIRECTOR SINCE 1997

  Mr. Holland, 48, was elected to the Company's Board of Directors in January 1997. Mr. Holland served as the President of MFS Communications Company, Inc., a competitive local exchange carrier, from 1990 until MFS's acquisition by WorldCom, Inc. at the end of 1996. Mr. Holland is also a member of the President's National Security Telecommunications Advisory Council.

BERNARD W. REZNICEK                                         DIRECTOR SINCE 1997

  Mr. Reznicek, 60, was elected to the Company's Board of Directors in January 1997. Mr. Reznicek has served as National Director Utility Marketing for Central States Indemnity Company of Omaha, a Berkshire Hathaway company, since January 1997. Mr. Reznicek was Dean of the College of Business Administration at Creighton University from 1994 to 1996. Previously, Mr. Reznicek was Chairman and CEO of Boston Edison Company, an electric utility company, from 1987 to 1994. Mr. Reznicek is also a director of CalEnergy Co., Stone & Webster, Inc., Guarantee Life Insurance Co., and State Street Boston Corporation.

CLASS III DIRECTORS WITH TERMS EXPIRING IN 2000:

GEORGE F. HADDIX, PH.D.                                     DIRECTOR SINCE 1994

  Dr. Haddix, 58, is a co-founder of the Company and has been the President of the Company since its inception. From 1989 to 1991, Dr. Haddix was a General Partner in Hansen, Haddix and Associates, a partnership which provided advisory management services to suppliers of software products and services. From 1987 to 1988, Dr. Haddix served as President and Chief Executive Officer of U S WEST Network Systems. From 1982 to 1988, Dr. Haddix served as Chairman and President of Applied Communications, Inc. Dr. Haddix received a Ph.D. in Mathematics from Iowa State University in 1968 and has served on the faculties of three universities.

NEAL C. HANSEN                                              DIRECTOR SINCE 1994

  Mr. Hansen, 56, is a co-founder of the Company and has been the Chairman and Chief Executive Officer of the Company since its inception. From 1991 until founding the Company, Mr. Hansen served as a consultant to several software companies, including First Data Corporation ("FDC"). From 1989 to 1991, Mr. Hansen was a General Partner of Hansen, Haddix and Associates, a partnership which provided advisory management services to suppliers of software products and services. From 1985 to 1989, Mr. Hansen was chairman and Chief Executive Officer of U S WEST Applied Communications, Inc., and President of U S WEST Data Systems Group. Mr. Hansen was President and Chief Executive Officer of Applied Communications, Inc. ("ACI") prior to its purchase by U S WEST Data Systems Group. ACI is currently a wholly-owned subsidiary of Transaction Systems Architects, Inc., a software company. From 1971 to 1983, Mr. Hansen served in a variety of executive positions with FDC and in 1982 was responsible for the development of FDC's cable television processing division.

FRANK V. SICA                                               DIRECTOR SINCE 1994

  Mr. Sica, 46, has served as a director of the Company since its inception. Mr. Sica is currently a Managing Director of Morgan Stanley and has been with Morgan Stanley since 1981, originally in the Mergers and Acquisition Department, and since 1988 with the Merchant Banking Division. He is a Vice Chairman and a director of the general partner of the general partner of Morgan Stanley Capital Partners III, L.P. and its related investment partnerships and a director and a vice president of the managing general partner of the general partner of Morgan Stanley Venture Partners II, L.P. and its related investment partnerships. See "Principal Stockholders." He currently serves on the Board of Directors of ARM Financial Group, Inc., Consolidated Hydro, Inc., Fort Howard Corporation, Kohl's Corporation, PageMart, Inc., PageMart Wireless, Inc., SITA Telecommunications Holdings, N.V. and Sullivan Communications, Inc.

  There is no family relationship between any of the directors or officers. There are no arrangements between any director or officer and any other person pursuant to which he was selected as a director or officer.

  The Board of Directors has a standing Audit Committee, composed of Messrs. Schnabel (Chairman) and Reznicek, which held three meetings during the year ended December 31, 1996. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, review and approve any major accounting policy changes affecting the Company's operating results, review the arrangements for and scope of the independent audit, and results of the audit and ensure that the auditors are in fact independent.

  The Board of Directors has a standing Compensation Committee, composed of Messrs. Sica (Chairman), Holland and Schnabel, which held eight meetings and acted by written consent on two other occasions during the year ended December 31, 1996. The principal function of the Compensation Committee is to make recommendations to the Board of Directors as to compensation arrangements, including the granting of stock options.

  The Company does not have a nominating committee.

  During the year ended December 31, 1996, the Board of Directors held five meetings and acted by written consent on one other occasion. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they serve.

DIRECTOR COMPENSATION

  Each non-employee director of the Company, other than non-employee directors of the Company who are affiliated with Trident Capital, Inc. or Morgan Stanley & Co. Incorporated, is entitled to receive the following compensation: (i) $2,500 for each meeting of the board of directors attended in person; (ii) $500 for each meeting of the board of directors attended by conference telephone call or its equivalent; and (iii) $500 for each meeting of a committee of the board of directors attended in person or by conference telephone call or its equivalent. The shareholders are being asked to approve the adoption of a Stock Option Plan for Non-Employee Directors pursuant to which Messrs. Holland and Reznicek have been granted stock options subject to approval of such plan by the stockholders. See the discussion below under "Proposal Concerning Stock Option Plan for Non-Employee Directors." Directors who are officers or employees of the Company do not receive additional compensation for serving as a director or committee member.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information with respect to the compensation paid by the Company to each of its executive officers for services rendered during the year ended December 31, 1996.

SUMMARY COMPENSATION TABLE

                                     ANNUAL        LONG-TERM
                                COMPENSATION(1)  COMPENSATION
                                ---------------- ------------
NAME AND               FISCAL                    STOCK OPTIONS    ALL OTHER
PRINCIPAL POSITION      YEAR    SALARY  BONUS(2)    AWARDED    COMPENSATION(3)
------------------     ------   ------- -------- ------------- ---------------
                                  ($)     ($)         (#)            ($)
Neal C. Hansen
Chairman of the Board   1996    220,000 150,000     112,250         8,700
and Chief Executive     1995    200,000 150,000         --          2,500
Officer                 1994(4) 200,000     --          --            --

George F. Haddix        1996    220,000 150,000     112,250         8,236
President and Chief     1995    200,000 150,000         --          2,500
Technical Officer       1994(5) 200,000     --          --            --

David I. Brenner
Executive Vice          1996    170,000 100,000      32,000         7,313
President and Chief     1995    150,000  75,000         --            --
Financial Officer(6)    1994        --      --          --            --

John P. Pogge
Executive Vice
President and General   1996    175,000 100,000      32,000         1,063
Manager, Business       1995(7) 145,000  72,500         --            --
Units                   1994        --      --          --            --

Larry G. Fendley
Executive Vice          1996(8) 170,000 100,000     175,000           --
President, Product      1995        --      --          --            --
Delivery Services       1994        --      --          --            --

--------
(1) With respect to each of the individuals named in the Summary Compensation Table, the aggregate amount of perquisites and other personal benefits, securities or property received was less than 10% of the total of annual salary and bonus reported for such individual.

(2) The bonus earned each fiscal year is payable in the first quarter of the subsequent fiscal year.

(3) Consists of contributions made to the CSG Incentive Savings Plan.

(4) Mr. Hansen joined the Company in October 1994. The salary in the table was calculated on an annualized basis.

(5) Mr. Haddix joined the Company in October 1994. The salary in the table was calculated on an annualized basis.

(6) Mr. Brenner retired from the Company's employ on March 31, 1997 due to a physical disability.

(7) Mr. Pogge joined the Company in April 1995. The salary in the table was calculated on an annualized basis.

(8) Mr. Fendley joined the Company in April 1996. The salary in the table was calculated on an annualized basis.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth the stock options granted to the Company's executive officers during the fiscal year ended December 31, 1996.

                               INDIVIDUAL GRANTS

            OPTIONS       % OF TOTAL
           GRANTED ON   OPTIONS GRANTED EXERCISE
             COMMON     TO EMPLOYEES IN PRICE PER EXPIRATION    GRANT DATE
NAME         STOCK        FISCAL 1996   SHARE(3)     DATE    PRESENT VALUE(4)
----       ----------   --------------- --------- ---------- ----------------
              (#)             (%)       ($/SHARE)                  ($)
Neal C.
 Hansen      12,250(1)        1.0        15.00     2/22/06         80,000
            100,000(1)        8.2        28.75     4/23/06      1,296,000

George F.
 Haddix      12,250(1)        1.0        15.00     2/22/06         80,000
            100,000(1)        8.2        28.75     4/23/06      1,296,000

David I.
 Brenner     32,000(1)        2.6        15.00     2/22/06        209,600

John P.
 Pogge       32,000(1)        2.6        15.00     2/22/06        209,600

Larry G.
 Fendley    100,000(2)        8.2        29.875    4/29/06      1,349,000
             75,000(1)        6.1        22.125    7/17/06        756,800

--------
(1) One-fifth of the options become exercisable on the first anniversary of the date of grant, and on each of the second through fifth anniversaries thereafter.

(2) One-third of the options become exercisable on the first anniversary of the date of grant, and on each of the second and third anniversaries thereafter.

(3) The exercise price per share is the market price on the date the options were granted.

(4) Grant date present value is determined using a modified Black-Scholes option pricing model. The estimated values under the model are based on several assumptions, including a weighted-average expected volatility of 40%, a weighted-average risk-free rate of return of 6.1%, no dividend yield and expected option lives of five years, and may not be indicative of actual value. The actual gain, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the modified Black-Scholes model.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

  The following table sets forth certain information regarding the exercise of stock options during the last fiscal year by the Company's executive officers.

                                             NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                          SHARES            OPTIONS AT FISCAL YEAR    IN-THE-MONEY OPTIONS AT
                         ACQUIRED                     END               FISCAL YEAR END(1)
                            ON     VALUE   ------------------------- -------------------------
NAME                     EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     -------- -------- ----------- ------------- ----------- -------------
                           (#)      ($)        (#)          (#)          ($)          ($)
Neal C. Hansen..........   --       --         --         112,250        --          4,594
George F. Haddix........   --       --         --         112,250        --          4,594
David I. Brenner........   --       --         --          32,000        --         12,000
John P. Pogge...........   --       --         --          32,000        --         12,000
Larry G. Fendley........   --       --         --         175,000        --            --

--------
(1) "In-the-Money Options" are options outstanding at the end of the last fiscal year for which the fair market value of the Common Stock at the end of the last fiscal year ($15.375 per share) exceeded the exercise price of the options.

EMPLOYMENT AGREEMENTS

  Mr. Hansen and Dr. Haddix are parties to employment agreements with the Company. The agreements expire in 1999, are terminable by Mr. Hansen and Dr. Haddix upon 30 days' notice and are terminable by the Company for cause or disability. Each agreement provides for an annual salary of not less than $200,000 (with annual CPI adjustments), the opportunity for an incentive bonus of not less than $100,000, insurance, an automobile allowance, and certain other benefits. Each agreement contains a post-termination non-competition clause restricting competition by the employees for three years after the termination of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Schnabel and Sica currently serve as members of the Compensation Committee. Mr. Sica is a Vice President and a director of Morgan Stanley Venture Capital II, Inc., affiliated entities of which purchased 3,630,254 shares of the Company's Convertible Preferred Stock at $3.31 per share in connection with the Company's acquisition from First Data Corporation (the "Acquisition"). Mr. Sica is also a Vice Chairman and a director of Morgan Stanley Capital Partners III, Inc., affiliated entities of which purchased 6,746,214 shares of the Company's Convertible Preferred Stock at $3.31 per share in connection with the Acquisition. Mr. Schnabel is Co-Chairman of Trident Capital, Inc., affiliated entities of which purchased 4,554,026 shares of the Company's Convertible Preferred Stock at $3.31 per share in connection with the Acquisition.

  In August 1995, the Company entered into a Printing and Mailing Services Agreement with PageMart, Inc., pursuant to which the Company provides customized print and mail services to PageMart, Inc. Mr. Sica, who currently is a member of the Company's Board of Directors, presently serves on the Board of Directors of PageMart, Inc., and affiliated entities of Morgan Stanley Ventures Capital II, Inc. and Morgan Stanley Capital Partners III, Inc. are substantial stockholders of PageMart, Inc. and together with other entities affiliated with Morgan Stanley own a majority of the outstanding common stock of PageMart, Inc.

EXECUTIVE OFFICERS NOT ON THE BOARD OF DIRECTORS

Greg A. Parker, Vice President and Chief Financial Officer

  Mr. Parker, 39, assumed his current position on April 1, 1997, upon the retirement of David I. Brenner, the Company's former Executive Vice President and Chief Financial Officer. Mr. Parker joined the Company in July 1995 as Vice President, Finance. Previously, Mr. Parker was with Banc One for thirteen years and was Chief Financial Officer for Banc One in Houston and San Antonio. Mr. Parker received a BBA in Business Administration from the University of Iowa in 1980.

John P. Pogge, Executive Vice President and General Manager, Business Units

  Mr. Pogge, 43, joined the Company in April 1995 as Executive Vice President, Operations. From 1992 to 1995, Mr. Pogge was Vice President, Corporate Development for US WEST, Inc. From 1987 to 1991, Mr. Pogge served as Vice President and General Counsel of Applied Communications, Inc. Mr. Pogge holds a J.D. degree from Creighton University School of Law and a BBA in Finance from the University of Houston.

Larry G. Fendley, Executive Vice President, Product Delivery Services

  Mr. Fendley, 55, joined the Company in April 1996 as Executive Vice President of Systems Operations. From 1985 to 1996 Mr. Fendley held various domestic and international executive positions with Citibank. Mr. Fendley earned his Ph.D. and MSE degrees in Industrial Engineering at Arizona State University, and his Bachelor of Science in Industrial Engineering at Texas Technological University.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-management directors, approves all policies under which compensation is paid or awarded to the Company's executive management. The Committee is composed of Messrs. Sica (Chairman), Holland and Schnabel. Mr. Holland became a member of the committee in January 1997.

COMPENSATION PHILOSOPHY

  The Company's executive compensation program is premised on the belief that the interests of executives should be closely aligned with those of the Company's stockholders. CSG's executive compensation plans are also designed to attract, retain, motivate and appropriately reward individuals who are responsible for CSG's short and long-term profitability and growth. Based on this philosophy, a significant portion of each executive's total compensation is placed at-risk and linked to the accomplishment of specific annual and long-term financial and strategic results, as well as appreciation in the value of the Common Stock.

COMPENSATION PLAN

  Each year the Committee conducts a review of the Company's executive compensation program. This review includes a consideration of reports based on an independent compensation consultant's assessment of the competitiveness of the Company's executive compensation, and a comparison of the Company's executive compensation to other technology companies. The compensation review permits an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other public companies.

  The Committee approves the compensation of the executive officers, including the Chief Executive Officer, as well as other individuals whose compensation is detailed in this proxy statement, and sets policies with respect to the executive compensation program generally.

  The key elements of the Company's executive compensation program consist of:

    1. base annual salary

    2. incentive compensation

    3. stock options

  The Committee's policies with respect to each of these elements, including the basis for the compensation paid Mr. Hansen, are discussed below.

BASE ANNUAL SALARIES

  Base annual salaries for executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the scope and complexity of the executive's position relative to other senior management positions internally and at competitive frame companies. The external comparison is based on the results of a report prepared by an independent compensation consulting firm, and takes into consideration the compensation practices and programs of other corporations which are most likely to compete with the Company for the services of executive management.

  Annual salary adjustments are determined by evaluating the performance of each executive officer taking into account changes in responsibilities. Individual performance ratings take into account such factors as achievement of the Company's strategic plan and attainment of specific individual objectives.

  With respect to the base salary paid Mr. Hansen in 1996, the Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's performance in 1995, and the assessment by the Committee of Mr. Hansen's individual performance. Based upon this evaluation, the Committee increased Mr. Hansen's base salary by $20,000 to $220,000 for 1996.

INCENTIVE COMPENSATION

  The Company maintains an Incentive Compensation Plan (the "IC Plan"), which provides for the payment of incentive compensation to most employees of the Company not receiving sales commissions. Executive officers participate in the IC Plan, which is a pay-for-performance plan designed to compensate participants for achieving certain levels of performance for key objectives established in the Company's annual financial plan. The maximum incentive compensation for executive officers for 1996 ranged from approximately 50% to 75% of base salary, depending upon the executive officer's position.

  Annually, the Committee approves targeted levels and minimum threshold levels of performance for key objectives affecting the executive officers' incentive compensation. No incentive compensation is paid when results are below the threshold level. As actual results approach targeted levels, the incentive compensation payout increases at an accelerated rate. For executive officers, the incentive compensation objectives are based primarily on revenue and earnings of the Company and, when applicable, their operating unit. Incentive compensation payouts are paid annually based on fiscal year-end results.

  Mr. Hansen's incentive compensation is based on the Company's overall revenue and earnings performance. Mr. Hansen earned incentive compensation of $150,000 for his performance during 1996, which constituted 100% of his maximum incentive compensation, as compared with $150,000 in 1995, which also constituted 100% of his maximum incentive compensation. Incentive compensation is paid during the first quarter after the fiscal year in which it is earned. Although the targeted levels of performance were increased, the formulas for 1996 and 1995 were materially the same.

STOCK OPTIONS

  The third component of executive officers' compensation is the Company's 1996 Stock Incentive Plan pursuant to which the Company has granted to executive officers options to purchase shares of Common Stock.

  Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted at an exercise price equal to the market price of the Common Stock on the date of grant, generally vest in equal installments over four or five years, and are exercisable within ten years from the date of grant. This plan is designed to provide incentives for the creation of value for the Company's stockholders over the long term because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

  In late 1996, the Committee retained an independent compensation consultant to perform a comprehensive study of the Company's stock option program, compared with other public companies in the technology industry. Based on this study, the Committee concluded that the Company's past stock option grants were in the lower range of the industry and not aligned with the Company's compensation philosophy described above. The Committee concluded that the Company's past administration of the stock option program was not competitive with the programs of comparable companies, which placed the Company at a disadvantage in recruiting and retaining the officers and employees necessary for the conduct of business.

  With the assistance of the compensation consultant, the Committee adopted a new framework to govern the granting of stock options. This new framework added greater consistency to the overall stock option granting program. The Committee believes that this program, which became effective in January 1997, is not only more equitable among the Company's employees, but also more closely aligns the objectives of the program with shareholder interests.

  In the year ended December 31, 1996, Mr. Hansen was granted options for 112,250 shares.

CONCLUSION

  Through these programs, a significant portion of the Company's executive compensation is linked directly to individual and Company performance in furtherance of strategic goals as well as stock price appreciation. The Committee intends to continue the policy of linking closely executive compensation to Company performance and stockholder return.

                                          COMPENSATION COMMITTEE

                                          Frank Sica, Chairman of the
                                           Committee
                                          Rockwell A. Schnabel

                            STOCK PRICE PERFORMANCE

  The following graph assumes $100 invested on February 28, 1996 (the date on which the Company's Common Stock was first traded publicly) in the Common Stock, in the S&P 500 Index and the S&P Computer Software & Services Index.

                     [GRAPH WITH PLOT POINTS APPEARS HERE]

     PROPOSALS CONCERNING (1) CLASSIFICATION OF THE BOARD, (2) REMOVAL OF DIRECTORS, (3) FILLING OF BOARD VACANCIES, (4) SIZE OF THE BOARD, (5) ADVANCE
      NOTICE OF NOMINATIONS, AND (6) VOTE REQUIRED FOR CERTAIN AMENDMENTS

GENERAL

  The Board has determined that certain amendments of the Company's certificate of incorporation and by-laws (the "Amendments") are advisable and unanimously recommends that the Company's stockholders adopt the Amendments. In general, the Amendments (1) divide the Board into three classes, as nearly equal in number as possible, each of whose members, after an interim arrangement, will serve for a term of three years, with the members of one class being elected each year; (2) provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of the Company's capital stock entitled to vote in an election of directors, voting as a single class; (3) provide that any vacancy on the Board may be filled only by a majority vote of the remaining directors then in office, although less than a quorum; (4) provide that the size of the Board shall be determined from time to time by a majority vote of the total number of authorized directors most recently fixed by the Board; (5) provide that advance notice of stockholder nominations of persons for election to the Board must be given to the Company and that certain information must be provided to the Company with respect to stockholder nominees and the stockholder making the nomination; and (6) require the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of the Company's capital stock then entitled to vote in an election of directors, voting as a single class, to alter, amend, or repeal the foregoing provisions of the certificate of incorporation or to adopt any provision of the certificate of incorporation or by-laws inconsistent with the foregoing provisions.

  BECAUSE THE AMENDMENTS ARE RELATED TO ONE ANOTHER IN TERMS OF THEIR PURPOSE AND EFFECT, THEY ARE DISCUSSED AS A GROUP IN THIS SECTION OF THE PROXY STATEMENT. HOWEVER, STOCKHOLDERS OF THE COMPANY WILL HAVE THE OPPORTUNITY TO VOTE SEPARATELY ON EACH COMPONENT OF THE AMENDMENTS. IF ANY COMPONENT OF THE AMENDMENTS IS NOT APPROVED BY THE REQUIRED VOTE OF STOCKHOLDERS, THEN SUCH COMPONENT WILL BE EXCLUDED FROM THE AMENDED CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY, AND ONLY THOSE COMPONENTS OF THE AMENDMENTS WHICH ARE APPROVED BY THE REQUIRED VOTE OF STOCKHOLDERS WILL BECOME EFFECTIVE. IF NONE

OF THE FIRST FIVE COMPONENTS OF THE AMENDMENTS REFERRED TO IN THE PRECEDING PARAGRAPH IS APPROVED, THEN THE SIXTH COMPONENT WILL NOT BE PRESENTED FOR A VOTE OF STOCKHOLDERS AT THE ANNUAL MEETING SINCE IT WOULD HAVE NO
APPLICABILITY.

  The Amendments involving the certificate of incorporation of the Company would become effective upon the filing of a certificate of amendment with the Secretary of State of Delaware, which is expected to occur promptly after the adoption of the Amendments, if the Amendments are adopted by the stockholders at the Annual Meeting. The Amendments involving the by-laws of the Company would become effective immediately upon their adoption by the stockholders at the Annual Meeting.

  As more fully discussed below, the Board believes that the Amendments will effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Board without the support of the incumbent Board. However, the Amendments may have significant effects on the ability of stockholders of the Company generally to effect immediate changes in the composition of the Board and otherwise to exercise their voting power to affect such composition. The overall effect of the Amendments will be to render more difficult the removal of an incumbent Board and the assumption of control of the Company by a principal stockholder. Accordingly, stockholders are urged to read carefully the following portions of this section of the Proxy Statement, which describe the Amendments and their purposes and effects, and Exhibit 1 hereto, which sets forth the full text of the Amendments, before voting on the Amendments.

PURPOSES AND EFFECTS OF THE AMENDMENTS

  The Amendments are not being proposed as a result of or in response to any specific effort known to management to accumulate shares of the Company's Common Stock or to obtain control of the Company by any means. However, the Board recommends that the Company's stockholders adopt the Amendments in order to discourage certain types of potential transactions which involve an actual or threatened change of control of the Company. The Amendments are designed to make it more time-consuming to change majority control of the Board without the incumbent Board's consent and thus to reduce the vulnerability of the Company to an unsolicited takeover proposal that does not contemplate the acquisition of all of the Company's outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of the Company. The Board believes that the Amendments will serve to encourage any person intending to attempt such a takeover, or make such a proposal, to negotiate with the Board and that the Board therefore will be better able to protect the interests of all stockholders.

  There have been numerous situations involving the accumulation of substantial stock positions in public companies by third parties as a prelude to their proposing a takeover, a restructuring or sale of all or part of such companies or other similar extraordinary corporate action. Such actions often are undertaken by the third party without advance notice to or consultation with the target company's board of directors. In many cases, the purchaser seeks representation on such company's board of directors in order to increase the likelihood that any proposal will be implemented by such company. If such company resists the purchaser's efforts to obtain board representation, then the purchaser may commence a proxy contest to have the purchaser or its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser may not truly be interested in taking over such company, but may use the threat of a proxy fight or a bid to take over the company as a means of forcing or seeking to force the company to repurchase the purchaser's equity position at a substantial premium over the current market price.

  The Board believes that if such a purchaser were to acquire a significant or controlling interest in the Common Stock, such purchaser's ability to remove the entire Board without the Board's consent would severely curtail the Company's ability to negotiate effectively with such purchaser. The threat of removal could deprive the Board of the time and information necessary to evaluate the takeover proposal, to study alternative proposals, and to help ensure that the best price would be obtained in any transaction involving the Company which might ultimately be undertaken. If the real purpose of the purchases were to enable the purchaser to make (or threaten) a takeover bid in order to force the Company to repurchase the purchaser's accumulated stock interest at a premium price, then the Company would face the risk that if it did not do so its business and management would be disrupted, perhaps irreparably. On the other hand, such a repurchase could divert valuable corporate resources to the benefit of a single stockholder.

  Takeovers or changes in the board of directors of a company which are proposed and effected without prior consultation and negotiation with the company are not necessarily detrimental to such company and its stockholders. The Board is of the view, however, that the benefits of enhancing the Company's ability to negotiate effectively with the proponent of an unfriendly or unsolicited proposal to effect a partial takeover of, or to restructure or sell, the Company, through directors who previously have been elected by the stockholders as a whole and are familiar with the Company, outweigh any disadvantages of discouraging such proposals.

  The Amendments will make more difficult or discourage a proxy contest or the assumption of control of the Board by a holder of a substantial block of the Common Stock or the removal of the incumbent Board and thus could increase the likelihood that incumbent directors will retain their positions, even if such results would be beneficial to the Company's stockholders generally.

  The Amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Board. The Amendments also could have the effect of discouraging a third party from making a partial tender offer (including an offer at a substantial premium over the then-prevailing market price of the Common Stock), or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, since the Amendments are designed to discourage accumulations of large blocks of Common Stock by purchasers whose objective is to have such Common Stock repurchased by the Company at a premium, adoption of the Amendments could tend to reduce the temporary fluctuations in the market price of the Common Stock which are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

  The certificate of incorporation and by-laws of the Company presently do not contain any provisions intended by the Company to have or, to the knowledge of the Board, having, an anti-takeover effect other than a provision in the by-laws relating to advance notice of stockholder nominees for directors which is substantially identical to the equivalent provision contained in the Amendments and a provision in the by-laws requiring advance notice of business to be brought before a meeting of stockholders by a stockholder. However, the Company's certificate of incorporation provides that 10,000,000 shares of preferred stock of the Company may be issued, in one or more series, by the Board, which has the authority to determine, subject to the provisions of Delaware law, the designations, preferences, and rights (including voting rights) of each such series. Although the Board presently has no intention of doing so, such shares could (within the limits imposed by applicable law and the rules of the NASDAQ National Market on which the Company's Common Stock is traded) be issued to a holder who would thereby have sufficient voting power to assure that any proposal to remove directors for cause, or any alteration, amendment, or repeal of the provisions that will be added to the Company's certificate of incorporation by the Amendments, would not receive the seventy-five percent (75%) stockholder vote required by the Amendments, if such component of the Amendments is adopted. Accordingly, the power to issue preferred stock could enable the Board to make it more difficult to replace incumbent directors under the Amendments, even if such replacement would be beneficial to the Company's stockholders generally.

  The Company's certificate of incorporation does not permit cumulative voting in the election of directors; and the Company's by-laws presently provide that, if a quorum is present at a meeting of stockholders of the Company, a plurality of the votes cast in any election of directors shall elect directors. Accordingly, the holders of a majority of the voting power of the outstanding shares of Common Stock can elect all of the directors being elected at any annual or special meeting of the Company's stockholders. The classification of the Board pursuant to the Amendments, however, will apply to every election of directors, regardless of whether a change in control of the Company has occurred or the holders of a majority of the voting power of the Common Stock desire to change the Board.

  For information with respect to the ownership of shares (including shares issuable upon exercise of stock options) of Common Stock by directors and officers, see "Beneficial Ownership of Common Stock" and "Aggregated Option Exercises and Fiscal Year End Option Values".

DESCRIPTION OF THE AMENDMENTS

  The full text of the Amendments appears in Exhibit 1 to this Proxy Statement. The following description of the Amendments is qualified in its entirety by reference to such Exhibit 1.

  CLASSIFICATION OF THE BOARD OF DIRECTORS. The Company's by-laws currently provide that all directors are to be elected annually for a term of one year. The Amendments provide that the Board shall be divided into three classes of directors, each of such classes to consist as nearly as possible of one-third of the total number of directors fixed by the Board. If the Amendments are adopted, the Company expects that, at the Annual Meeting, two directors will be elected for a term expiring at the annual meeting of stockholders held in 1998, two directors will be elected for a term expiring at the annual meeting of stockholders held in 1999, and the remaining three directors will be elected for a term expiring at the annual meeting of stockholders held in 2000 (and, in all cases, until their respective successors are duly elected and qualified). Beginning with the 1998 annual meeting of stockholders, one class of directors will be elected each year for a three-year term. For information regarding the Board's nominees for election as directors at the Annual Meeting and the class of directors in which each nominee initially will serve if the Amendments are adopted, see "Election of Directors".

  The classification of directors will have the effect of making it more difficult to affect an immediate change in, and otherwise to affect, through the voting power of the Common Stock, the composition of the Board. At least two stockholder meetings, instead of one, generally will be required to effect a change in a majority of the Board. Although the Company has experienced no problems with respect to the continuity and stability of the Board, the Board believes that the longer time required to elect a majority of a classified Board will help to assure such continuity and stability in the future, since a majority of the directors at any given time are likely to have prior experience as members of the Board.

  Classification of the Board as proposed is expressly permitted but not required by Delaware law.

  REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS. The by-laws of the Company currently provide that any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The Amendments provide that a director, or the entire Board, may be removed by the stockholders only for cause (in this context, "cause" under Delaware law is not defined by statute and its meaning has not been definitively articulated by the courts; accordingly, it is a requirement whose applicability would have to be tested on a case-by-case basis and which would be likely to require significant malfeasance or dereliction of duty). The Amendments also provide that the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Company then entitled to vote in an election of directors, voting as a single class, will be required to remove a director, or the entire Board, from office.

  The by-laws of the Company currently provide that a vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, and that the newly-elected director shall hold office until his or her successor is elected and qualified. The Amendments retain the provision that a vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled by the remaining directors and expressly limit such action to such remaining directors. In addition, the Amendments provide that any new director elected to fill a vacancy on the Board will serve until the next election of the class of directors to which such director belongs.

  The foregoing provisions of the Amendments relating to the removal of directors and the filling of vacancies on the Board will preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the Board by filling the vacancies created by such removal with its own nominees.

  Under Delaware law, unless a corporation's certificate of incorporation otherwise provides, in the case of a corporation whose board of directors is classified, stockholders may remove directors only for cause. In the case of a corporation whose board of directors is not classified, the holders of a majority of the shares entitled to vote at an election of directors may remove any director or the entire board of directors with or without cause.

  SIZE OF THE BOARD OF DIRECTORS. The by-laws of the Company currently provide that the number of directors shall be fixed from time to time by a resolution adopted by the Board. The Amendments expressly provide that only the Board can take such action. The Amendments also make it explicit that the Board's power to fix the number of directors is exercisable only by a majority of the total number of authorized directors (regardless of whether there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). These Amendments, together with the provisions summarized below under "Increased Stockholder Vote for Alteration, Amendment, or Repeal of Amendments", will prevent a stockholder holding less than the requisite majority vote from obtaining control of the Board simply by exercising its voting power to amend the by-laws so as to enlarge the number of authorized directors and permit the vacancies to be filled by stockholder action and then filling the vacancies created by such amendment with its own nominees; such a stockholder will not be able to force an increase in the size of the Board except by Board action taken at such time, if any, as such stockholder's nominees constitute a majority of the entire Board.

  NOMINATIONS OF DIRECTOR CANDIDATES. The Amendments provide that nominations of persons for election to the Board may be made by or at the direction of the Board or by any stockholder of record entitled to vote in the election of directors. However, the Amendments provide a special procedure for stockholder nominations which is not applicable to nominations by or at the direction of the Board of Directors. Stockholders intending to nominate director candidates for election must deliver written notice thereof to the Secretary of the Company not less than 120 days in advance of the date which is one year later than the date of the proxy statement of the Company released to stockholders in connection with the previous year's annual meeting (or by other specified dates in certain circumstances, including a meeting which is not an annual meeting).

  The Amendments further provide that the notice must set forth certain information concerning such stockholder and the nominee(s), including their names, ages, addresses, occupations, and stock ownership in the Company, a description of all arrangements and understandings between the stockholder and each nominee and any other person relating to the proposed nomination, any other information that would be required to be included in solicitations of proxies for the election of directors of the Company, and the consent of each nominee to being named as a nominee and to serve as a director of the Company if elected. The chairman of the meeting must refuse to accept the nomination of any person not made in compliance with the foregoing procedure.

  The advance notice requirement, by regulating stockholder nominations at any meeting of stockholders, affords the Board the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, inform stockholders about such qualifications. Although the Amendments do not give the Board of Directors any power to approve or disapprove of stockholder nominations of persons for election as directors, the Amendments may have the effect of precluding a contest for the election of directors if the procedures established by the Amendments are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors, without regard to whether this might be harmful or beneficial to the Company and its stockholders. In addition, this provision would prevent the nomination at a stockholder's meeting of a candidate as to whom no information had been provided or made available in advance to the Company's stockholders, many of whom typically vote by proxy and do not personally attend the meeting and therefore would have no opportunity to obtain information about such candidate.

  The present by-laws of the Company contain a provision substantially equivalent to the advance notice provision contained in the Amendments. However, by including such provision in the Amendments and subjecting such provision to the increased stockholder vote discussed in the following paragraphs, the holder of less than the requisite majority of the Common Stock would be unable to amend the Company's by-laws and remove such advance notice provision.

  INCREASED STOCKHOLDER VOTE FOR ALTERATION, AMENDMENT, OR REPEAL OF AMENDMENTS OR ADOPTION OF INCONSISTENT PROVISIONS. Under Delaware law, amendments to the Company's certificate of incorporation generally require approval of the holders of a majority of the outstanding stock entitled to vote on such amendments and of the outstanding stock of each class (if any) entitled to vote on such amendments as a class; and amendments to the by-laws of the Company may be approved by the affirmative vote of a majority of the shares of capital stock present in person or by proxy and entitled to vote on such amendments at the meeting at which such amendments are considered. However, Delaware law also permits provisions in a certificate of incorporation which require a greater vote than the vote otherwise required by law for any corporate action. With respect to any such provisions requiring a greater vote, Delaware law requires that any alteration, amendment, or repeal of such provisions be approved by an equally large stockholder vote. As permitted by these provisions of Delaware law, the Amendments require the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Company then entitled to vote in an election of directors, voting as a single class, for the alteration, amendment, or repeal of the Amendments (including the requirement therein for such seventy-five percent (75%) vote) or for the adoption of provisions inconsistent with the Amendments. This required vote is in addition to any separate class vote that might in the future be accorded by the Board to any class or series of preferred stock of the Company which might be outstanding at the time any such alteration, amendment, repeal, or adoption of inconsistent provisions is submitted to stockholders for a vote. However, except to the extent specified in the Amendments with respect to alteration, amendment, or repeal thereof or the adoption of inconsistent provisions, as set forth above, the Amendments will not affect (i) the concurrent authority of the Board and the stockholders to alter, amend, or repeal by-laws of the Company and (ii) the vote required for the exercise of such powers by the Board or the stockholders.

  The requirement of an increased stockholder vote on alteration, amendment, or repeal of the Amendments, or the adoption of inconsistent provisions, will give minority stockholders a veto power over any changes to the Amendments, or the adoption of inconsistent provisions, even if the Board or a simple majority of the stockholders favors such changes or inconsistent provisions. However, such requirement will prevent a stockholder with less than the requisite majority of the Common Stock from avoiding the requirements of the Amendments by simply repealing them.

VOTE REQUIRED FOR ADOPTION OF AMENDMENTS

  Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to notice of, and to vote at, the Annual Meeting is required to adopt each of the Amendments. If the Amendments are adopted, then the Board also will adopt such additional amendments to the by-laws of the Company as are necessary or appropriate to assure consistency with the Amendments and will repeal any by-law provisions which are inconsistent with the Amendments.

  The Board of Directors recommends a vote FOR the Amendments.

                     PROPOSAL CONCERNING STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

  On February 28, 1997, the Board adopted, subject to approval by the Company's stockholders, the CSG Systems International, Inc. Stock Option Plan for Non-Employee Directors (the "Plan"). The purpose of the Plan is to foster and promote the long-term financial success of the Company and thereby increase stockholder value by attracting and retaining as directors of the Company highly qualified persons who are not employees of the Company or a subsidiary of the Company. The Board believes that, by giving non-employee directors of the Company a personal financial stake in the Company, the interests of such directors and the stockholders of the Company will be more closely aligned. Non-employee directors also receive cash remuneration for their services, as described above under "Director Compensation".

 Description of the Plan

  The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which appears as Exhibit 2 to this Proxy Statement.

  The Plan authorizes the Board to grant to non-employee directors of the Company options to purchase shares of Common Stock. The Option exercise price per share may not be less than the fair market value of the Common Stock on the date of the option grant (normally the last sale price of the Common Stock as quoted on the Nasdaq National Market System on such date). Each option will be reflected in a written agreement which sets forth the terms and conditions of the option, including the number of shares covered by the option, the option exercise price, when the option becomes exercisable, and the period or periods of time during which the option may be exercised. The Plan provides that no option may be exercised more than ten years after the date of its grant. When an option granted under the Plan is exercised, the optionee must pay the option exercise price to the Company in full in cash at the time of such exercise.

  Unless an option agreement provides otherwise, if an option holder ceases to be a director of the Company for a reason other than retirement (after a minimum number of years of service) or death, the option will continue to be exercisable (to the extent that it was exercisable at the time the option holder ceased to be a director) for a period of 90 days or, if sooner, until the option expires.

  Unless an option agreement provides otherwise, if an option holder retires from the Board and is at least age 65 with ten or more years of service on the Board or is at least age 70 with five or more years of service on the Board, the option will continue to be or become exercisable in accordance with its terms for a period of five years after the retirement date or, if sooner, until the option expires.

  Unless an option agreement provides otherwise, if an option holder dies, the option (if held for at least 12 months as of the date of death and not already exercisable) will become fully exercisable upon the option holder's death. The option, to the extent exercisable, may be exercised by the legal representative of the option holder's estate or by the beneficiaries of such estate to whom the option is distributed for a period of three years after the date of death or, if sooner, until the option expires.

  The Plan gives the Board authority to accelerate the exercisability of any outstanding option under such circumstances and upon such terms and conditions as the Board deems appropriate.

  No option granted under the Plan may be assigned or transferred by the option holder other than upon the option holder's death.

  A total of 100,000 shares of Common Stock will be available for option grants under the Plan. Any shares subject to an option which expires or terminates unexercised as to such shares will be available for future option grants; however, no option grants may be made under the Plan after December 31, 2006. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, exchange of shares, or other similar event, the Plan requires the Board to appropriately adjust the aggregate numbers of shares of Common Stock reserved for issuance under the Plan and covered by outstanding options and the exercise price related to outstanding options.

 Administration

  The Plan will be administered by the Board, which will have authority to interpret the provisions of the Plan, to select the non-employee directors of the Company to whom options are granted, to determine when and in what amounts options are granted, to determine the amount, terms, and conditions of each option, to determine the fair market value of the Common Stock for purposes of the Plan, to establish administrative rules for the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

  The Board may terminate or amend the Plan at any time. However, the Board may not increase the maximum number of shares which may be issued under the Plan (except in the case of an adjustment described above), extend the maximum period during which an option may be exercised, extend the term of the Plan, decrease the minimum option price to less than the fair market value of the Common Stock on the option grant date, or change the category of persons eligible to participate in the Plan without stockholder approval if such approval is required by the rules of the Securities and Exchange Commission, the Nasdaq National Market, or any national securities exchange on which the Common Stock is listed. The amendment or termination of the Plan may not, without the consent of the affected option holder, adversely affect the rights of an option holder under a previously granted option.

 Certain Federal Income Tax Considerations

  Options granted under the Plan will be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1996.

  The grant of an option under the Plan will not result in taxable income to the optionee or a tax deduction for the Company at the time of the grant.

  The exercise of an option will result in taxable ordinary income to the optionee to the extent that the fair market value of the shares acquired on the date of the exercise exceeds the purchase price for such shares, and the Company will be entitled to a deduction for income tax purposes in the same amount in the taxable year of the Company in which the optionee recognizes the income.

  An optionee's sale of shares acquired upon the exercise of an option ordinarily will result in long-term or short-term capital gain or loss (depending upon the applicable holding period) in an amount equal to the difference between (i) the amount realized upon such sale and (ii) the sum of the purchase price for the shares sold plus the amount of ordinary income recognized in connection with the exercise of the option as to such shares.

Option Grants

  On January 28, 1997, the Board granted options under the Plan to each of Royce J. Holland and Bernard W. Reznicek, who are non-employee directors of the Company, to purchase 12,000 shares of Common Stock of the Company at a price of $19.375 per share (the last sale price of the Common Stock as quoted on the Nasdaq National Market System on the date of the grant). Such options are subject to approval of the Plan by the stockholders of the Company, may not be exercised to any extent until such approval is given, and automatically will terminate if such approval is not given by December 31, 1997. Subject to stockholder approval of the Plan, each option will become exercisable in three equal installments on January 28, 1998, 1999, and 2000 if the optionee is then a member of the Board and will expire on January 28, 2007, if not sooner exercised. If Mr. Holland or Mr. Reznicek ceases to be a member of the Board before fully exercising his option, then the provisions of the Plan described above which relate to such circumstance will govern. The following table shows the potential realizable value of the options:

                                                             EXERCISE
                                                              PRICE   GRANT DATE
                                                    NUMBER     PER     PRESENT
      DIRECTOR                                     OF SHARES SHARE(1)  VALUE(2)
      --------                                     --------- -------- ----------
      Royce J. Holland............................  12,000   $19.375   $104,000
      Bernard W. Reznicek.........................  12,000   $19.375   $104,000

--------
(1) The exercise price per share is the market price on the date the options were granted.

(2) Grant date present value is determined using a modified Black-Scholes option pricing model. The estimated values under the model are based on several assumptions, including an expected volatility of 40%, a risk-free rate of return of 6.1%, no dividend yield and expected option lives of five years, and may not be indicative of actual value. The actual gain, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the modified Black-Scholes model.

  On March 31, 1997, the last sale price of the Common Stock on the Nasdaq National Market System was $16.875.

  No other options have been or currently are proposed to be granted under the Plan.

  Although Messrs. Norrod, Schnabel, and Sica are eligible as non-employee directors of the Company to receive option grants under the Plan, the Board (with the concurrence of such persons) has determined as a matter of policy not to grant options under the Plan to such persons because of their respective business affiliations with the owners in the aggregate of a majority of the outstanding shares of the Common Stock; such policy could be changed by the Board at any time, but the Board has no present intention of making any change in such policy. Messrs. Haddix and Hansen, as employees of the Company, are not eligible to receive option grants under the Plan.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the Annual Meeting; however, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholder intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Englewood, Colorado, not later than December 31, 1997 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors

                                          John P. Pogge
                                          Secretary

April 24, 1997

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   EXHIBIT 1

                         Certificate of Incorporation

  The Restated Certificate of Incorporation of the Company as presently in effect is proposed to be amended by adding thereto a new Article VII reading as follows:

                                 "ARTICLE VII

    A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors shall consist of not fewer than five (5) members and not more than thirteen (13) members, the exact number of authorized directors within such range to be fixed from time to time by a resolution of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors. The directors of the Corporation shall be divided into three classes for the purpose of determining their terms of office. Each such class shall consist, as nearly as possible, of one-third of the total number of directors fixed by the Board of Directors. At the Annual Meeting of Stockholders of the Corporation held in 1997, one class of directors (designated as Class I) shall be elected for a term expiring at the Annual Meeting of Stockholders of the Corporation held in 1998, one class of directors (designated as Class II) shall be elected for a term expiring at the Annual Meeting of Stockholders of the Corporation held in 1999, and one class of directors (designated as Class III) shall be elected for a term expiring at the Annual Meeting of Stockholders of the Corporation held in 2000. At each succeeding annual meeting of stockholders of the Corporation, beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the annual meeting of stockholders of the Corporation held in the third year following the year of their election. If the number of directors is changed, then any increase or decrease in such number shall be apportioned by the Board of Directors among the classes of directors so as to maintain as nearly as possible an equal number of directors in each class. No reduction in the authorized number of members of the Board of Directors shall have the effect of removing any director from office before that director's term of office expires. Vacancies on the Board of Directors and newly created directorships resulting from an increase in the authorized number of members of the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director, including a director elected to fill a vacancy or a newly created directorship, shall hold office until the next election of the class of directors to which such director belongs and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office for cause. Any director or the entire Board of Directors may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corporation, voting as a single class.

    B. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders of the Corporation either by or at the direction of the Board of Directors or by any stockholder of record entitled to vote in the election of directors at such meeting who has complied with the notice procedures set forth in this Paragraph B. A stockholder who desires to nominate a person for election to the Board of Directors at a meeting of stockholders of the Corporation and who is eligible to make such nomination must give timely written notice of the proposed nomination to the secretary of the Corporation. To be timely, a stockholder's notice given pursuant to this Paragraph B must be received at the principal executive office of the Corporation not less than one hundred twenty (120) calendar days in advance of the date which is one year later than the date of the proxy statement of the Corporation released to stockholders in connection with the previous year's annual meeting of stockholders of the Corporation; provided, however, that if no annual meeting of stockholders of the Corporation was held in the previous year or if the date of the forthcoming annual meeting of stockholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or if the forthcoming meeting is not an annual meeting of stockholders of the Corporation, then to be timely such stockholder's notice must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the date of the forthcoming meeting was mailed or given to stockholders by or on behalf of the Corporation or (b) the day on which public disclosure of the date of the forthcoming meeting was made by or on behalf of the Corporation. Such stockholder's notice to the secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which then are beneficially owned by such person, (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the Corporation, and (v) such person's written consent to being named as a nominee for election as a director and to serve as a director if elected and (b) as to the stockholder giving the notice (i) the name and address, as they appear in the stock records of the Corporation, of such stockholder, (ii) the class and number of shares of capital stock of the Corporation which then are beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and
  (iv) any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of the Corporation. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a director of the Corporation shall furnish to the secretary of the Corporation the information concerning such nominee which is required to be set forth in a stockholder's notice of a proposed nomination. No person shall be eligible for election as a director of the Corporation unless nominated in compliance with the procedures set forth in this Paragraph B. The chairman of a meeting of stockholders of the Corporation shall refuse to accept the nomination of any person not made in compliance with the procedures set forth in this Paragraph B, and such defective nomination shall be disregarded.

    C. Notwithstanding any provision of this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corporation, voting as a single class, shall be required to alter, amend, or repeal this Article VII or to adopt any provision of this Certificate of Incorporation or the by-laws of the Corporation which is inconsistent with this Article VII."

                                    By-Laws

  Sections 3.2, 3.3, 3.4, and 3.13 of the Revised By-Laws of the Company as presently in effect are proposed to be amended so as to read in their entirety as follows:

    "3.2 Number of Directors

    The Board of Directors shall consist of not fewer than five (5) members and not more than thirteen (13) members, the exact number of authorized directors within such range to be fixed from time to time by a resolution of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors."

    "3.3 Classes, Election, and Term of Office of Directors

    The directors shall be divided into three classes for the purpose of determining their terms of office. Each such class shall consist, as nearly as possible, of one-third of the total number of directors fixed by the Board of Directors. At the Annual Meeting of Stockholders held in 1997, one class of directors (designated as Class I) shall be elected for a term expiring at the Annual Meeting of Stockholders held in 1998, one class of directors (designated as Class II) shall be elected for a term expiring at the Annual Meeting of Stockholders held in 1999, and one class of directors (designated as Class III) shall be elected for a term expiring at the Annual Meeting of Stockholders held in 2000. At each succeeding annual meeting of stockholders, beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, then any increase or decrease in such number shall be apportioned by the Board of Directors among the classes of directors so as to maintain as nearly as possible an equal number of directors in each class. No reduction in the authorized number of members of the Board of Directors shall have the effect of removing any director from office before that director's term of office expires. Each director, including a director elected to fill a vacancy or a newly created directorship, shall hold office until the next election of the class of directors to which such director belongs and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office for cause."

    "3.4 Resignation and Vacancies

    Any director may resign at any time upon written notice to the corporation. When a director so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy with the vote thereon to take effect when such resignation becomes effective. Vacancies on the Board of Directors and newly created directorships resulting from an increase in the authorized number of members of the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director."

    "3.13 Removal of Directors

    Any director or the entire Board of Directors may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock then entitled to vote in an election of directors, voting as a single class."

                                   EXHIBIT 2

              CSG SYSTEMS INTERNATIONAL, INC. STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

  1. Purpose. The purpose of the CSG Systems International, Inc. Stock Option Plan for Non-Employee Directors (the "Plan") is to foster and promote the long-term financial success of the Company and thereby increase stockholder value by attracting and retaining as directors of the Company highly qualified persons who are not employees of the Company or a Subsidiary.

  2. Certain Definitions.

  "Board" means the Board of Directors of the Company.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a particular section of the Code shall include any regulations issued under such section.

  "Common Stock" means the Common Stock, $0.01 par value per share, of the Company.

  "Company" means CSG Systems International, Inc., a Delaware corporation.

  "Director" means a person then serving as a member of the Board of the Company.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  "Fair Market Value" means, as determined by the Board, the last sale price of the Common Stock as quoted on the Nasdaq National Market System on the trading day for which the determination is being made, or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on such day, or, if the Common Stock of the Company is listed on a national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day for which the determination is being made, or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not quoted on such National Market System nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on the day for which the determination is being made as reported through Nasdaq, or, if bid and asked prices for the Common Stock on such day are not reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Board in its sole discretion.

  "Stock Option" means an option to purchase Common Stock granted pursuant to the Plan.

  "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or by a Subsidiary, whether or not such corporation now exists or hereafter is organized or acquired by the Company or by a Subsidiary.

  3. Administration. The Plan shall be administered by the Board, and the Board shall have authority to grant Stock Options to eligible Directors from time to time pursuant to the Plan. Subject to the applicable provisions of the Plan, the Board shall have authority to interpret the provisions of the Plan and to decide all questions of fact arising in the application of such provisions; to select the Directors to whom Stock Options shall be granted; to determine when, whether, and in what amounts Stock Options shall be granted; to determine the amount, terms, and conditions of each Stock Option; to determine the Fair Market Value of the Common Stock from time to time; to authorize persons to execute on behalf of the Company any agreement required to be entered into under the Plan; to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as the Board from time to time shall deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all decisions and determinations made by the Board pursuant to the provisions of the Plan shall be made in the sole discretion of the Board and shall be final and binding on all persons, including but not limited to the Company, the Directors to whom Stock Options are granted, the heirs and legal representatives of such Directors, and the personal representatives and beneficiaries of the estates of such Directors.

  4. Common Stock Subject to the Plan. The Company shall reserve and keep available for issuance under the Plan 100,000 shares of Common Stock, subject to adjustment pursuant to Section 16. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. Except as otherwise provided in the Plan, any shares subject to a Stock Option which expires or terminates unexercised as to such shares shall again be available for the grant of Stock Options.

  5. Eligibility to Receive Stock Options. Stock Options may be granted under the Plan only to Directors who are not employees of the Company or a Subsidiary on the date of the grant.

  6. Stock Options. All Stock Options shall be nonqualified stock options for purposes of the Code. Stock Options shall be evidenced by agreements in such form as the Board shall approve from time to time; such agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem appropriate.

    (a) Type of Option. Each option agreement shall identify the Stock Option evidenced thereby as a nonqualified stock option for purposes of the Code.

    (b) Option Price. Each option agreement shall set forth the number of shares of Common Stock covered by the stock option and the applicable option exercise price per share, which price shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted or less than the par value of the Common Stock.

    (c) Term. Each option agreement shall state the period or periods of time during which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as the Board may determine at the time the Stock Option is granted; provided, that no Stock Option shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Option shall become and remain exercisable as provided in the option agreement relating to such Stock Option.

    (d) Payment for Shares. Each option agreement shall require the option exercise price per share to be paid in full in cash at the time the Stock Option is exercised with respect to any of the shares covered by such Stock Option.

  7. Cessation of Service as a Director. Unless the applicable option agreement provides otherwise, if the grantee of a Stock Option ceases to be a Director for any reason other than retirement from the Board under the circumstances described in Section 8 or death, then each outstanding but unexercised Stock Option held by such grantee shall continue to be exercisable only to the extent that it was exercisable at the time that such grantee ceased to be a Director and only until the earlier of (i) ninety days after such grantee ceased to be a Director or (ii) the expiration of the term of such Stock Option; and to the extent not exercisable or not exercised (if exercisable) by such applicable date, such Stock Option shall terminate and be of no further force or effect.

  8. Retirement from Board. Unless the applicable option agreement provides otherwise, if the grantee of a Stock Option ceases to be a Director (other than by reason of death) and at the time of such occurrence (the "Retirement Date") is at least age 65 with ten or more years of service as a Director or is at least age 70 with five or more years of service as a Director, then each outstanding but unexercised Stock Option held by such grantee on the Retirement Date shall continue to be or become exercisable in accordance with its terms until the earlier of (i) five years after the Retirement Date or
(ii) the expiration of the term of such Stock Option; and to the extent not exercisable or not exercised (if exercisable) by such applicable date, such Stock Option shall terminate and be of no further force or effect.

  9. Death. Unless the applicable option agreement provides otherwise, if the grantee of a Stock Option dies, then each outstanding but unexercised Stock Option which had been held by such grantee for at least twelve months as of the date of such grantee's death automatically shall become exercisable in full (if not already exercisable) upon such grantee's death. Each outstanding but unexercised Stock Option which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Option held by such grantee which was exercisable on the date of such grantee's death may be exercised by the legal representative of such grantee's estate or by the beneficiaries of such estate to whom such Stock Option is distributed until the earlier of (i) three years after the date of such grantee's death or (ii) the expiration of the term of such Stock Option; and to the extent not exercisable or not exercised (if exercisable) by such applicable date, such Stock Option shall terminate and be of no further force or effect.

  10. Acceleration of Exercisability. The Board shall have the authority to accelerate the exercisability of any outstanding Stock Option, subject to any applicable requirements of the Plan, under such circumstances and upon such terms and conditions as the Board shall deem appropriate.

  11. General Restrictions. Each Stock Option grant under the Plan shall be subject to the requirement that if at any time the Board shall determine that
(i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities market or securities exchange or under any state or federal law, (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the grantee of such Stock Option with respect to the disposition of the shares of Common Stock subject thereto is necessary or desirable as a condition of, or in connection with, such grant or the issuance of shares of Common Stock thereunder, then such Stock Option grant may not be consummated and any rights under such Stock Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained upon conditions acceptable to the Board.

  12. Rights of a Stockholder. The grantee of a Stock Option shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such Stock Option unless and until certificates for such shares of Common Stock are issued to such grantee upon the timely and proper exercise of such Stock Option.

  13. No Right to Continue as a Director. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Director the right to continue to serve as a Director of the Company.

  14. Indemnification. No member of the Board, and no officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan; and all members of the Board and each officer or employee of the Company acting on behalf of the Board shall, to the extent permitted by law, be fully indemnified by the Company in respect of any such action, determination, or interpretation.

  15. Non-Assignability. No Stock Option granted under the Plan shall be assignable or transferable by the grantee thereof except by will or by the laws of descent and distribution. During the lifetime of a grantee of a Stock Option, such Stock Option may be exercised only by such grantee or such grantee's legal representative.

  16. Nonuniform Determinations. The Board's determinations under the Plan (including but not limited to determinations of the persons to receive Stock Option grants, the amount and timing of such grants, and the terms and provisions of such grants) need not be uniform and may be made by the Board selectively among the Directors who receive, or are eligible to receive, Stock Option grants.

  17. Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split, recapitalization, merger, reorganization, consolidation, split-up, spin-off, combination of shares, exchange of shares, or other change in corporate structure affecting the Common Stock, the Board shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan and (ii) covered by outstanding Stock Option grants and (b) the exercise price related to outstanding Stock Options; provided, that the number of shares subject to any Stock Option always shall be a whole number.

  18. Termination and Amendment. The Board may terminate the Plan or amend the Plan or any portion thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act or applicable regulations thereunder, except that the Board may not increase the maximum number of shares which may be issued under the Plan (other than by way of adjustments made pursuant to Section 17), extend the maximum period during which any Stock Option may be exercised, extend the term of the Plan, decrease the minimum option price to less than the Fair Market Value on the date of the grant of a Stock Option, or change the category of persons eligible to participate in the Plan without stockholder approval if such approval is required by the applicable rules of the Securities and Exchange Commission, the Nasdaq National Market, or any national securities exchange on which the Common Stock is listed. The termination or any amendment of the Plan shall not, without the consent of a Stock Option grantee, adversely affect such grantee's rights under a Stock Option previously granted to such grantee. The Board may amend the terms and conditions of any Stock Option grant previously made, prospectively or retroactively, as long as such amendment is not inconsistent with the terms of the Plan; but, except as otherwise expressly permitted by the Plan and subject to Section 17, no such amendment shall adversely affect the rights of the grantee of such Stock Option without such grantee's consent.

  19. Term of Plan. Subject to approval of the Plan by the stockholders of the Company not later than December 31, 1997, the Plan shall become effective on the date on which the Plan is approved and adopted by the Board and shall terminate for purposes of further Stock Option grants on the first to occur of
(i) December 31, 2006, or (ii) the effective date of the termination of the Plan by the Board pursuant to Section 18. No Stock

Options may be granted under the Plan after the termination of the Plan, but such termination shall not affect any Stock Options outstanding at the time of such termination or the authority of the Board to continue to administer the Plan apart from the making of further Stock Option grants. The Board may grant Stock Options under the Plan prior to approval of the Plan by the stockholders of the Company, but any Stock Options so granted shall be subject in all respects to such approval. Notwithstanding the provisions of any option agreement evidencing a Stock Option granted prior to approval of the Plan by the stockholders of the Company, such Stock Option may not be exercised to any extent prior to such stockholder approval. If such stockholder approval is not given by December 31, 1997, then the Plan and all Stock Options granted thereunder automatically shall terminate and be of no further force or effect at the close of business on December 31, 1997.

  20. Governing Law. The Plan shall be governed by and construed in accordance with the laws of Delaware.

PROXY                                                                      PROXY


                        CSG SYSTEMS INTERNATIONAL, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 1997

        Neal C. Hansen and George F. Haddix, and each of them acting without the other, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote as designated below, all shares of Common Stock of CSG Systems International, Inc. (the "Company") held of record by the undersigned on March 31, 1997 at the Annual Meeting of Stockholders of the Company to be held at 8:30 a..m., local time, on May 29, 1997 at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado, or at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES AND THE OTHER PROPOSALS SET FORTH IN THE PROXY STATEMENT.

1.  ELECTION OF DIRECTORS
        Nominees:       JAMES D. NORROD AND ROCKWELL A. SCHNABEL AS CLASS I
                        DIRECTORS FOR TERMS EXPIRING IN 1998.
                        ROYCE J. HOLLAND AND BERNARD W. REZNICEK AS CLASS II
                        DIRECTORS FOR TERMS EXPIRING IN 1999.
                        GEORGE F. HADDIX, NEAL C. HANSEN AND FRANK V. SICA AS
                        CLASS III DIRECTORS FOR TERMS EXPIRING IN 2000.

        [_] For all listed nominees (except for nominee(s) whose name(s) appear(s) below):

        ______________________________________________________________________

        [_]  Withhold Authority to vote for the listed nominees

2. TO APPROVE AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND REVISED BY-LAWS TO DIVIDE THE BOARD OF DIRECTORS INTO THREE CLASSES.

        [_] FOR                 [_] AGAINST                 [_] ABSTAIN

3. TO APPROVE AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND REVISED BY-LAWS TO PROVIDE THAT DIRECTORS MAY BE REMOVED ONLY FOR CAUSE AND ONLY BY A 75% VOTE OF STOCKHOLDERS.

        [_] FOR                 [_] AGAINST                 [_] ABSTAIN


               (continued, and to be signed on the reverse side)

                       (continued from the reverse side)

4. TO APPROVE AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND REVISED BY-LAWS TO PROVIDE THAT ANY VACANCY ON THE BOARD OF DIRECTORS MAY BE FILLED ONLY BY A VOTE OF THE REMAINING DIRECTORS THEN IN OFFICE.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

5. TO APPROVE AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND REVISED BY-LAWS TO PROVIDE THAT THE SIZE OF THE BOARD OF DIRECTORS SHALL BE DETERMINED BY A MAJORITY VOTE OF THE TOTAL NUMBER OF AUTHORIZED DIRECTORS MOST RECENTLY FIXED BY THE BOARD OF DIRECTORS.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

6. TO APPROVE AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND REVISED BY-LAWS TO PROVIDE THAT ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS MUST BE GIVEN TO THE COMPANY, TOGETHER WITH CERTAIN REQUIRED INFORMATION.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

7. TO APPROVE AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND REVISED BY-LAWS TO REQUIRE A 75% VOTE OF STOCKHOLDERS TO ALTER, AMEND, OR REPEAL ANY OF THE PROVISIONS REFERRED TO IN ITEMS 2 THROUGH 6 ABOVE WHICH ARE APPROVED BY THE STOCKHOLDERS OR TO ADOPT INCONSISTENT PROVISIONS.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

8. TO APPROVE THE ADOPTION OF THE COMPANY'S STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

Corporations, partnerships, and limited liability companies should sign in their names by an authorized officer, partner, member or manager.

                             IMPORTANT: Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.
                             I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

                             Dated ______________________________________, 1997

                             __________________________________________________
                             Signature

                             __________________________________________________
                             Signature (if held jointly)